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                                                                  EXHIBIT T3A-17

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PIONEER WATER TECHNOLOGIES, INC.


     The undersigned person, acting as sole incorporator of the corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation for such corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true.

     FIRST:    The name of the corporation is Pioneer Water Technologies, Inc.

     SECOND:   The address of its registered office in the State of Delaware is
1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

     FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, $0.10 par value per share.

     FIFTH:    The Board of Directors is authorized to adopt, amend or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     SIXTH:    The name and mailing address of the incorporator is:

               John T. Cabaniss         4200 Texas Commerce Tower
                                        600 Travis
                                        Houston, Texas 77002

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 03:30 PM 01/30/1996
   560029033 - 2587418


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     SEVENTH:  The number of directors of the corporation shall be as provided in the bylaws of the corporation, as the same may be amended from time to time. The name and address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders or until his successor is elected and qualified is:

                      NAME                           ADDRESS

               Richard C. Kellogg, Jr.       4200 Nationsbank Center
                                             700 Louisiana
                                             Houston, Texas 77002

     EIGHTH:   A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     NINTH:    The corporation shall, to the fullest extent permitted by the
General Corporation Law of the State of Delaware (including, without limitation,
Section 145 thereof), as amended from time to time, indemnify any officer or director who it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article NINTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.


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        I, THE UNDERSIGNED, hereunto set my hand this 30th day of January, 1996.


                                        /s/ JOHN T. CABANISS
                                        -------------------------------------
                                        John T. Cabaniss


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